Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 and related Prospectus of Bankwell Financial Group, Inc. of our report dated March 8, 2016 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Bankwell Financial Group, Inc. for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Whittlesey & Hadley, P.C.

Whittlesey & Hadley, P.C.

Hartford, Connecticut

August 15, 2016